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                      DOCUMENT STAMPED AS FOLLOWS:    FILED AND CERTIFICATE OF
                                                          INCORPORATION ISSUED
                                                             SEPTEMBER 6, 1988
                           ARTICLES OF INCORPORATION
                                      OF
                      EMPIRE GAS ACQUISITION CORPORATION


      The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Missouri (particularly Chapter 351 of the Revised Statutes of Missouri and the acts amendatory thereof and supplemental thereto, and referred to as the "General and Business Corporation Law of Missouri"), hereby certifies that:


      1. NAME. The name of the Corporation (hereinafter the "Corporation") is:

        Empire Gas Acquisition Corporation

      2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the Corporation's registered office in the State of Missouri is 1700 South Jefferson, Lebanon, Missouri 65536, and the name of its registered agent at that address is Paul S. Lindsey.

      3. CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is Twenty Million Shares consisting of Twenty Million (20,000,000) shares with a par value of One-tenth of a Cent ($.001) per share.

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      4.    PREEMPTIVE AND PREFERENTIAL RIGHTS.  No holder of shares of any class of stock authorized or issued pursuant hereto shall have any preemptive or preferential right of subscription to, or purchase of, any shares of any class of this Corporation, either now or hereafter authorized, or to the obligations convertible into stock of any class of this Corporation, other than such rights, if any, as the Board of Directors in its discretion, may from time to time determine, and at such prices as the Board of Directors may from time to time fix pursuant to the authority conferred by these Articles.

      5. INCORPORATOR. The name and place of residence of the incorporator are as follows:
      Name                    Place of Residence
      -------------------     --------------------------
      John R. Cockle          12305 Fairway Road
                              Leawood, Kansas  66209

      6. BOARD OF DIRECTORS. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The initial number of Directors shall be three (3). Thereafter, the number of directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation, so long as such number shall be not less than three (3) and not more than fifteen (15). Any change in the number of Directors will be reported to the Secretary of State within thirty (30) calendar days of such change.

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      7.    EXISTENCE.  The Corporation shall have perpetual existence.

      8. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations now or hereafter may be organized under the General and Business Corporation Law of Missouri.

      9. INDEMNIFICATION. (a) the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amount paid in settlement actually and reasonable incurred by him in connection which such action, suit, or proceeding; provided, however, that the Corporation shall not indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to be willful misconduct.

      (b) Any indemnification under subsection (a) of this Article, unless ordered by a court, shall be made by the

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Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

      (c) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

      (d) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or

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agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      (e) For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this Article, the term "other enterprise"shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. For purposes of this section, an "investigative" proceeding includes private corporation investigations, including special committee investigations of derivative claims.


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      (f)  All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these Articles or other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof will not affect any rights or obligations then existing.

      (g) If any provision of this Article shall be held invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Article, including any portion of any provisions held to be invalid, illegal or unenforceable that would itself be invalid, illegal or enforceable if otherwise applied, shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Article, including this provision, shall be construed to provide the maximum protection to directors, officers, employees and agents of the Corporation permissible under applicable law.

      10.  CONTROL SHARE ACQUISITION STATUTE.  The provisions of Section
351.407 of the General and Business Corporation Law of Missouri relating to control share acquisitions of shares shall not apply to control share acquisitions of shares of the Corporation.


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      11.  BY-LAWS.  Except as otherwise expressly provided in these Articles or provisions of the By-Laws, the Board of Directors of the Corporation shall be and hereby is empowered to make, alter, amend and repeal By-Laws of the Corporation at such time and in such manner as shall be deemed by the Board of Directors to be in the best interests of the Corporation.

      12. AMENDMENT. From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Missouri at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this
Article 12.

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      IN WITNESS WHEREOF, the undersigned, being the incorporator named above, has executed these Articles of Incorporation this 6th day of September, 1988.


                          /S/ John R. Cockle
                        --------------------------
                        John R. Cockle

STATE OF MISSOURI    )
COUNTY OF JACKSON    ) ss
      I, Terri L. Yoder, a notary public, do hereby certify that on the 6th day of September, 1988, personally appeared before me, John R. Cockle, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

Stamped with:
Terri L. Yoder                                /S/ Terri L. Yoder
                                          -------------------------
Notary Public - State of Missouri               Notary Public
Commissioned in Jackson County
My Commission Expires Feb. 25, 1992